Exhibit 21.1
ADC Telecommunications, Inc.
Subsidiaries
12/17/2008

Name	Jurisdiction

ADC (India) Communications & Infotech Private Limited	India
ADC Beteiligungsgesellschaft mbH	Germany
ADC Communications (Australia) PTY Limited	Australia
ADC Communications (NZ) Ltd.	New Zealand
ADC Communications (SEA) Pte. Ltd.	Singapore
ADC Communications (Shanghai) Company Ltd.	People’s Republic of China
ADC Communications (Thailand) Ltd.	Thailand
ADC Communications (UK) Holding Ltd.	United Kingdom
ADC Communications (UK) Ltd.	United Kingdom
ADC Communications Hong Kong Limited	Hong Kong
ADC Connectivity Solutions LLC	Minnesota
ADC Czech Republic, s.r.o.	Czech Republic
ADC DSL Systems, Inc.	Delaware
ADC EMEA Holding GmbH	Germany
ADC Europe N.V.	Belgium
ADC Global Holdings, Inc.	Minnesota
ADC GmbH	Germany
ADC Holding, Inc.	Delaware
ADC Incorporated	Colorado
ADC Informationssysteme GmbH	Germany
ADC International Holding Company	Minnesota
ADC International Holding, Inc.	Delaware
ADC International OUS, Inc.	Minnesota
ADC Italia S.r.l	Italy

Name	Jurisdiction

ADC Manufacturing Services PTY Limited	Australia
ADC Metrica Ireland Limited	Ireland
ADC OUS Holdings, LLC	Delaware
ADC Optical Systems, Inc.	Delaware
ADC Puerto Rico, Inc.	Puerto Rico
ADC Services GmbH	Germany
ADC Soluciones de Conectividad, S.A.	Spain
ADC Systems Integration France SAS	France
ADC Telecom Canada Inc.	Canada
ADC Telecommunicacoes Industria e Comercio Ltda.	Brazil
ADC Telecommunications (Africa) (Proprietary) Limited	South Africa
ADC Telecommunications (China) Limited	People’s Republic of China
ADC Telecommunications (Scotland) Limited	Scotland
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	People’s Republic of China
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
ADC Telecommunications India Private Limited	India
ADC Telecommunications Netherlands B.V.	Netherlands
ADC Telecommunications Sales, Inc.	Minnesota
ADC Telecommunications Singapore Pte Limited	Singapore
ADC Telecomunicaciones Venezuela, S.A.	Venezuela
ADC Telecomunicacoes do Brasil Ltda.	Brazil
ADC Wireless Solutions LLC	Minnesota
ADC de Delicias, S. de R.L. de C.V.	Mexico
ADC de Juarez, S. de R.L. de C.V.	Mexico
ADC de Mexico S.A. de C.V.	Mexico
Codenoll Technology Corporation	Delaware
ANIHA Telecommunications Products Co., Ltd.	People’s Republic of China

Name	Jurisdiction

ADC Chile Ltda.	Chile
KRONE Communications Ltd.	India
KRONE Comunicaciones S.A. de C.V.	Mexico
KRONE Hellas Telecommunication S.A., Greece	Greece
Nihon ADC Kabushiki Kaisha	Japan
PT KRONE Indonesia	Indonesia
Princeton Optics, Inc.	New Jersey
LGC Wireless, Inc.	Delaware
LGC Wireless Telecomunicacoes Ltda.	Brazil
LGC Wireless Limited	United Kingdom
LGC Wireless B.V.	Netherlands
LGC Communication (Shenzhen) Ltd.	People’s Republic of China
LGC Wireless (Macau) Limited	Macau
LGC Wireless (M) SDN. BHD.	Malaysia
PT. LGC Wireless Indonesia	Indonesia
ADC (Hong Kong) Holding Co., Limited	Hong Kong
Communication Expert International Investments Limited	British Virgin Islands
Shenzhen Century Man Communication Equipment Co,. Ltd.	People’s Republic of China
Shenzhen Century Man Machinery Co. Ltd.	People’s Republic of China